Exhibits 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 26, 2022, relating to the financial statements of Ambrx Biopharma Inc. appearing in the Annual Report on Form 20-F of Ambrx Biopharma Inc. for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

San Diego, CA
July 29, 2022